                                                                  EXHIBIT 23.5

                    CONSENT OF DEUTSCHE MORGAN GRENFELL INC.

        We hereby consent to the use of Annex D containing our opinion letter dated January 14, 1997 to the Board of Directors of KLA Instruments Corporation ("KLA") in the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 relating to the combination of KLA and Tencor Instruments and to the references to our firm name in such Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC promulgated thereunder.


March 10, 1997                          DEUTSCHE MORGAN GRENFELL INC.



                                        By:  /s/ George F. Boutros
                                             --------------------------------
                                                 George F. Boutros
                                                 Managing Director

                                        By:  /s/ David A. Popowitz
                                             --------------------------------
                                                 David A. Popowitz
                                                 Vice President